Exhibit 99.1

Portland, Oregon

June 7, 2010

FOR IMMEDIATE RELEASE

CASCADE CORPORATION ANNOUNCES FINANCIAL RESULTS FOR THE FIRST QUARTER ENDED APRIL 30, 2010

Cascade Corporation (NYSE: CASC) today reported its financial results for the first quarter ended April 30, 2010.

Overview

•

Our net income for the first quarter of fiscal 2011 was $5.7 million ($0.51 per diluted share) compared to a net loss of $12.1 million ($1.12 loss per diluted share) for the first quarter of fiscal 2010.

•

Net sales of $94.4 million for the first quarter of fiscal 2011 were 19% higher than net sales of $76.3 million for the first quarter of fiscal 2010, excluding the impact of changes in foreign currency exchange rates.

Q1 Fiscal 2011 vs Q4 Fiscal 2010 Comparison

•	Net sales increased 19%, excluding the impact of foreign currencies, during the first quarter of fiscal 2011 compared to the fourth quarter of fiscal 2010 due to higher sales volumes in all regions.

•	The consolidated gross profit percentage increased to 29% in the first quarter of fiscal 2011 compared to 23% in the fourth quarter of fiscal 2010. Margins increased in all regions.

•	Selling and administrative costs decreased during the first quarter of fiscal 2011 compared to the fourth quarter of fiscal 2010, primarily due to lower costs in North America and Europe.

•

Operating income, excluding the impact of European restructuring costs and an environmental charge in North America during the fourth quarter of fiscal 2010, was $9 million higher during the first quarter of fiscal 2011 compared to the previous quarter.

Cascade Corporation

June 7, 2010

First Quarter Fiscal 2011 Summary

•	Summary financial results are outlined below (in thousands, except earnings per share):

Quarter ended April 30,	2010	2009	% Change
Net sales	$94,392	$76,316	24%
Gross profit	27,714	14,469	92%
Gross profit %	29%	19%
SG&A	18,149	18,691	(3)%
European restructuring costs	75	4,777	(98)%
Operating income (loss)	9,490	(8,999)	205%
Interest expense, net	533	313	70%
Foreign currency loss, net	305	—
Income (loss) before taxes	8,652	(9,312)	193%
Provision for income taxes	2,986	2,761	8%
Effective tax rate	35%	(30)%
Net income (loss)	$5,666	$(12,073)	147%
Diluted earnings (loss) per share	$0.51	$(1.12)	146%

•

Consolidated net sales increased 19% during the first quarter of fiscal 2011, excluding the impact of foreign currency changes, due to higher sales volumes as a result of improving economic conditions and an improving lift truck market. Details of the change in net sales compared to the prior year first quarter follow (in thousands):

Revenue increase	$14,150	19%
Foreign currency changes	3,926	5%

Total	$18,076	24%

•

The consolidated gross profit percentage increased during the first quarter of fiscal 2011 from 19% to 29%, primarily as a result of improved absorption of fixed and variable costs due to increased sales volumes and the benefit of cost cutting measures implemented during fiscal 2010.

•	Selling and administrative expenses decreased 7%, excluding foreign currency changes, due to a reduction in personnel, selling and other general costs.

•

The provision for income taxes in the first quarter of fiscal 2011 includes tax expense of $555,000 as a result of changes in the tax treatment of Medicare Part D subsidy receipts under the Patient Protection and Affordable Care Act of 2010. In the past, Medicare Part D subsidy receipts have been non-taxable, however payments received after 2012 will be subject to federal income taxes.

Cascade Corporation

June 7, 2010

Market Conditions

•

Percentage changes in lift truck industry shipments, by region, as compared to the prior year are outlined below. Although lift truck unit shipments are an indicator of the general health of the industry and our business over a six to twelve month period, they do not necessarily correlate directly with the demand for our products on a quarterly basis.

Shipments Q1 FY11 vs Q1 FY10
North America	(26)%
Europe	(16)%
Asia Pacific	19%
China	103%
Global	17%

•	Percentage changes in first quarter fiscal 2011 lift truck industry orders, by region, as compared to the previous quarter, are outlined below:

Orders Q1 FY11 vs Q4 FY10
North America	15%
Europe	19%
Asia Pacific	15%
China	39%
Global	24%

•

The lift truck market is recovering based on order and shipment rates. However, it is difficult to predict with certainty how quickly and to what extent the markets will continue to recover. The following is our view of the lift truck industry markets globally based on current conditions:

•	North America has begun to recover and will increase at a rate between 5-10% for the remainder of the year.

•	Europe has begun to recover at a slow pace. However, it is uncertain how the current debt crisis existing for several European Union countries will impact European economies or the lift truck market.

•	The Asia Pacific market will experience growth during the remainder of fiscal 2011 at a rate between 10-15%.

•	The market in China will continue to be strong but down from the shipment levels in the first quarter.

Cascade Corporation

June 7, 2010

North America Summary

•	Summary financial results are outlined below (in thousands):

Quarter ended April 30	2010	2009	% Change
Net sales	$45,293	$37,882	20%
Transfers between areas	6,402	2,317	176%

Net sales and transfers	51,695	40,199	29%
Gross profit	15,567	10,846	44%
Gross profit %	30%	27%
SG&A	10,310	10,777	(4)%

Operating income	$5,257	$69	—

•

Net sales increased 18%, excluding the impact of currency changes, primarily due to higher sales volumes as a result of improving economic conditions. Details of the change in net sales over the prior year quarter follow (in thousands):

Revenue growth	$6,692	18%
Foreign currency changes	719	2%

Total	$7,411	20%

•

The gross profit percentage increased to 30% due to improved absorption of fixed and variable costs as a result of higher sales volumes during the current year and a reduction of overhead costs as a result of headcount reductions and other cost cutting measures implemented in the prior year.

•	The decrease in selling and administrative costs was due primarily to higher warranty claims experienced in the prior year.

Europe Summary

•	Summary financial results are outlined below (in thousands):

Quarter ended April 30	2010	2009	% Change
Net sales	$22,370	$20,877	7%
Transfers between areas	102	504	(80)%

Net sales and transfers	22,472	21,381	5%
Gross profit (loss)	2,003	(2,028)	199%
Gross profit %	9%	(9)%
SG&A	4,464	5,273	(15)%
Restructuring costs	75	4,777	(98)%

Operating loss	$(2,536)	$(12,078)	79%

Cascade Corporation

June 7, 2010

•

Net sales increased 2%, excluding the impact of currency changes, due to higher sales volumes as a result of slight improvements in economic conditions. Details of the change in net sales over the prior year quarter follow (in thousands):

Revenue growth	$487	2%
Foreign currency changes	1,006	5%

Total	$1,493	7%

•

During the first quarter of fiscal 2011 we experienced the highest gross profit margin in Europe since fiscal 2009 as a result of our recent restructuring efforts, which included closing production facilities in Germany, The Netherlands and France, changes in management personnel, other workforce reductions within Europe and the movement of certain production activities to Italy.

•	Excluding the impact of currency changes, selling and administrative expenses decreased 18% in Europe due to lower personnel, selling and other general costs as a result of restructuring activities.

•

Restructuring costs during fiscal 2010 were primarily a result of the closure of our fork manufacturing facility in France. These costs included employee wage and benefit costs of $3.3 million, fixed asset write downs of $912,000 and legal and other restructuring costs of $532,000.

Asia Pacific Summary

•	Summary financial results are outlined below (in thousands):

Quarter ended April 30	2010	2009	% Change
Net sales	$13,810	$10,720	29%
Transfers between areas	49	1	—

Net sales and transfers	13,859	10,721	29%
Gross profit	3,767	2,590	45%
Gross profit %	27%	24%
SG&A	2,328	1,621	44%

Operating income	$1,439	$969	49%

•

Net sales increased 8%, excluding the impact of currency changes, due to higher sales volumes as a result of an improvement in economic conditions and a strong lift truck market. Details of the change in net sales over the prior year quarter follow (in thousands):

Revenue growth	$900	8%
Foreign currency changes	2,190	21%

Total	$3,090	29%

•

The gross profit percentage in Asia Pacific was higher than the prior year due to the benefit of fixed and variable cost absorption as a result of higher sales volumes and fluctuations in foreign currency rates.

•	Selling and administrative costs were 21% higher in the current year, excluding the impact of currency changes, due to personnel, warranty and other general costs.

Cascade Corporation

June 7, 2010

China Summary

•	Summary financial results are outlined below (in thousands):

Quarter ended April 30	2010	2009	% Change
Net sales	$12,919	$6,837	89%
Transfers between areas	4,835	2,311	109%

Net sales and transfers	17,754	9,148	94%
Gross profit	6,377	3,061	108%
Gross profit %	36%	33%
SG&A	1,047	1,020	3%

Operating income	$5,330	$2,041	161%

•

Net sales increased 89%, excluding currency changes, primarily due to the recovery of the Chinese economy and lift truck market. Details of the change in net sales over the prior year quarter follow (in thousands):

Revenue growth	$6,071	89%
Foreign currency changes	11	0%

Total	$6,082	89%

•	Gross margin percentages in China increased due to improved absorption of fixed and variable costs as a result of higher sales volumes in the current year.

Other Matters:

•	On June 2, 2010, our Board of Directors declared a quarterly dividend of $0.05 per share, payable on July 16, 2010 to shareholders of record as of July 1, 2010.

•

Free cash flow, a non-GAAP measure, is defined as cash flow from operating activities less capital expenditures. The following table presents a summary of our free cash flow for the three months ended April 30, 2010 and 2009.

	Three Months Ended April 30
	2010	2009
	(In thousands)
Cash flow from operating activities	$232	$15,071
Capital expenditures	(755)	(784)

Free cash flow	$(523)	$14,287

The decrease in free cash flow during fiscal 2011 is primarily a result of higher levels of accounts receivable due to increased sales volumes and a need to maintain current inventory levels to meet customer needs.

Cascade Corporation

June 7, 2010

Forward Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that a number of factors could cause our actual results to differ materially from any results indicated in this release or in any other forward-looking statements made by us, or on our behalf. These include among others, factors related to general economic conditions, interest rates, demand for materials handling products and construction equipment, performance of our manufacturing facilities and the cyclical nature of the materials handling and construction equipment industries. Further, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in our reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission.

Earnings Call Information:

We will discuss our results in a conference call on Monday, June 7, 2010 at 2:00 pm PDT. Robert C. Warren, Jr., President and Chief Executive Officer will host the call. The conference call can be accessed in the U.S. and Canada by dialing (866) 225-8754, International callers can access the call by dialing (480) 629-9692. Participants are encouraged to dial-in 15 minutes prior to the beginning of the call. A replay will be available for 48 hours after the live broadcast and can be accessed by dialing (800) 406-7325 and entering passcode 4303489, or internationally, by dialing (303) 590-3030 and entering passcode 4166329.

The call will be simultaneously webcast and can be accessed on the Investor Relations page of the company’s website, www.cascorp.com. Listeners should go to the website at least 15 minutes early to register, download and install any necessary audio software.

About Cascade Corporation:

Cascade Corporation, headquartered in Fairview, Oregon, is a leading international manufacturer of materials handling products used primarily on lift trucks. Additional information on Cascade is available on its website, www.cascorp.com.

Contact

Joseph G. Pointer

Chief Financial Officer

Cascade Corporation

Phone (503) 669-6300

Email: investorrelations@cascorp.com

Cascade Corporation

June 7, 2010

CASCADE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited — in thousands, except per share amounts)

	Three Months Ended April 30
	2010	2009
Net sales	$94,392	$76,316
Cost of goods sold	66,678	61,847

Gross profit	27,714	14,469

Selling and administrative expenses	18,149	18,691
European restructuring costs	75	4,777

Operating income (loss)	9,490	(8,999)
Interest expense	579	426
Interest income	(46)	(113)
Foreign currency loss, net	305	—

Income (loss) before provision for income taxes	8,652	(9,312)
Provision for income taxes	2,986	2,761

Net income (loss)	$5,666	$(12,073)

Basic earnings (loss) per share	$0.52	$(1.12)
Diluted earnings (loss) per share	$0.51	$(1.12)

Basic weighted average shares outstanding	10,831	10,801
Diluted weighted average shares outstanding	11,049	10,801

Cascade Corporation

June 7, 2010

CASCADE CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited - in thousands, except per share amounts)

	April 30 2010	January 31 2010
ASSETS
Current assets:
Cash and cash equivalents	$21,321	$20,201
Accounts receivable, less allowance for doubtful accounts of $1,363 and $1,328	60,163	50,910
Inventories	60,996	63,466
Deferred income taxes	4,418	4,230
Assets available for sale	8,748	9,125
Prepaid expenses and other	13,198	12,334

Total current assets	168,844	160,266
Property, plant and equipment, net	71,148	73,408
Goodwill	87,368	84,122
Deferred income taxes	20,224	21,022
Intangible assets, net	715	763
Other assets	2,272	2,350

Total assets	$350,571	$341,931

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Notes payable to banks	$2,567	$2,927
Current portion of long-term debt	479	499
Accounts payable	21,697	20,542
Accrued payroll and payroll taxes	7,402	7,683
Accrued restructuring costs	2,432	5,260
Other accrued expenses	12,245	10,977

Total current liabilities	46,822	47,888
Long-term debt, net of current portion	56,234	55,990
Accrued environmental expenses	3,843	4,161
Deferred income taxes	4,731	4,839
Employee benefit obligations	9,239	9,120
Other liabilities	4,240	4,171

Total liabilities	125,109	126,169

Shareholders’ equity:
Common stock, $.50 par value, 40,000 authorized shares; 10,928 and 10,885 shares issued and outstanding	5,464	5,443
Additional paid-in capital	7,806	7,119
Retained earnings	185,194	179,747
Accumulated other comprehensive income	26,998	23,453

Total shareholders’ equity	225,462	215,762

Total liabilities and shareholders’ equity	$350,571	$341,931

Cascade Corporation

June 7, 2010

CASCADE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited - in thousands)

	Three Months Ended April 30
	2010	2009
Cash flows from operating activities:
Net income (loss)	$5,666	$(12,073)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Fixed asset write off due to restructuring	13	912
Depreciation	2,533	3,034
Amortization	48	114
Share-based compensation	694	1,149
Deferred income taxes	292	(227)
Loss (gain) on disposition of assets, net	(9)	21
Changes in operating assets and liabilities:
Accounts receivable	(9,475)	12,383
Inventories	1,919	11,127
Prepaid expenses and other	(2,068)	1,817
Accounts payable and accrued expenses	(308)	(2,878)
Income taxes payable and receivable	899	55
Other assets and liabilities	28	(363)

Net cash provided by operating activities	232	15,071

Cash flows from investing activities:
Capital expenditures	(755)	(784)
Proceeds from disposition of assets	20	36

Net cash used in investing activities	(735)	(748)

Cash flows from financing activities:
Payments on long-term debt	(10,123)	(23,117)
Proceeds from long-term debt	10,500	2,000
Notes payable to banks, net	(316)	(884)
Common stock issued under share-based compensation plans	14	—

Net cash provided by (used in) financing activities	75	(22,001)

Effect of exchange rate changes	1,548	(1,499)

Change in cash and cash equivalents	1,120	(9,177)
Cash and cash equivalents at beginning of period	20,201	31,185

Cash and cash equivalents at end of period	$21,321	$22,008